UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long Term Equity Incentive Compensation Program

In order to continue to enhance the alignment of executive compensation and long-term shareholder value creation, the Compensation, Talent and Culture Committee (the “Committee”) of the Board of Directors of MSCI Inc. (the “Company”) adopted certain changes to its executive long-term equity incentive compensation program for the Managing Directors of the Company, including the Company’s named executive officers. The Committee believes that these changes will further promote the Company’s “owner-operator” philosophy in its long-term equity incentive compensation program by closely aligning management’s interests with the long-term interests of the Company’s shareholders and promote the retention of key members of the Company’s management team.

Historically, the Company’s long-term equity incentive compensation program for its named executive officers has consisted of awards of time-based-vesting restricted stock units (“RSUs”) (other than for Mr. Henry A. Fernandez (Chief Executive Officer) and Mr. C.D. Baer Pettit (President and Chief Operating Officer)) and awards of performance stock units (“PSUs”) that were earned based on the achievement of an absolute total shareholder return compound annual growth rate (“Absolute TSR CAGR”) performance metric measured over a three-year performance period (“3-Year PSUs”) and a five-year performance period (“5-Year PSUs”).

On January 25, 2022, the Committee adopted a new approach to its long-term equity incentive compensation program and determined that, commencing with the Company’s annual grant of equity compensation in 2022, the Company’s long-term equity incentive compensation program will include annual grants to Managing Directors (including the Company’s named executive officers) of performance stock options (“PSOs”) that will be earned and become exercisable based on the combined level of achievement of a cumulative revenue performance goal and a cumulative adjusted earnings per share (“EPS”) performance goal, each measured over the three-year performance period, as further described below. The Committee believes these financial performance goals applicable to the PSOs complement the Absolute TSR CAGR performance goal applicable to PSU awards and the annual financial metrics applicable to cash incentive awards under the Company’s Annual Incentive Plan, which will collectively serve to further align management’s interests with those of the Company’s shareholders and further support the execution of the Company’s strategic plan.

Under this updated long-term equity incentive compensation program, on January 25, 2022, the Committee approved that each of Messrs. Fernandez and Pettit will receive 50% of his annual long-term equity incentive compensation grant for 2022 in the form of 3-Year PSUs and the remaining 50% in the form of PSOs. In addition, the Committee also approved on such date that the other members of the Company’s Executive Committee, including Messrs. Scott A. Crum (Chief Human Resources Officer), Robert J. Gutowski (General Counsel) and Andrew C. Wiechmann (Chief Financial Officer and Treasurer), will each receive a long-term equity incentive compensation grant for 2022 35% in the form of 3-Year PSUs, 35% in the form of PSOs and 30% in the form of RSUs that will cliff-vest following the end of a three-year service vesting period (a change from the prior three-year ratable vesting). The foregoing grants will be granted under the MSCI Inc. 2016 Omnibus Incentive Plan and will have a grant date of February 3, 2022 (the “Grant Date”). The PSOs will have an exercise price equal to the closing price of a share of the Company’s common stock, par value $0.01 per share (each, a “Share”), on February 2, 2022. The target number of PSUs and PSOs to be granted will be determined by dividing the total target value of the applicable PSU or PSO award by the fair value of a PSU or PSO, as applicable, as of the Grant Date. The number of RSUs to be granted will be determined based on the closing price of a Share on February 2, 2022.

The PSOs will vest and become exercisable upon (and to the extent of) the satisfaction of both (i) the applicable “Service Condition” and (ii) the applicable “Performance Condition.” The Service Condition will be satisfied on the third anniversary of the Grant Date, subject to the executive’s continued employment through such date. The Performance Condition will be satisfied between 0% to 200% based on the combined level of achievement of a cumulative revenue performance goal and a cumulative adjusted EPS performance goal, each weighted at 50% and measured over a three-year performance period beginning on January 1, 2022 and ending on December 31, 2024. In no event will the maximum number of Shares that may be purchased under the PSOs exceed 200% of the Shares underlying the target PSOs.

On a termination of the executive’s employment due to his or her death or “disability” (as such term is defined in the executive’s PSO award agreement), the PSOs will be deemed to have fully satisfied the Service Condition. On an involuntary termination of the executive’s employment by the Company without “cause” (as such term is defined in the executive’s PSO award agreement), a pro-rated portion of the PSOs will be deemed to have satisfied the Service Condition, determined by dividing (i) the number of months the executive is employed by the Company during the period between the Grant Date and the termination date (up to 36 months and rounded up for partial months) by (ii) 36 (except that if the executive meets the requirements for “62/10 retirement eligibility” (as such term is defined in the executive’s PSO award agreement) at the time of such termination without cause, the PSOs will be deemed to have fully satisfied the Service Condition on such termination of employment). In the event of the executive’s retirement at a time when the executive meets the requirements for “55/10 retirement eligibility” or “legacy retirement eligibility” (as such terms are defined in the executive’s PSO award agreement), a pro-rated portion of the PSOs will be deemed to have satisfied the Service Condition determined by dividing (i) the number of months the executive is employed by the Company during the period between the Grant Date and the retirement date (up to 36 months and rounded up for partial months) by (ii) 36. If the executive meets the requirements for “62/10 retirement eligibility” at the time of retirement, the PSOs will be deemed to have fully satisfied the Service Condition on such retirement date. In each of the foregoing circumstances, the number of PSOs that will be earned and become vested and exercisable will be based on the actual level of achievement of the Performance Condition measured over the full three-year performance period. Following such terminations of employment, the vested PSOs will remain exercisable for such periods as set forth in the executive’s applicable PSO award agreement.

Upon a “qualifying termination” of employment within 24 months after a “change in control” of the Company (as such terms are defined in the executive’s PSO award agreement), the PSOs will vest and become exercisable, and, to the extent the performance period has not been completed as of the date of such change in control, the Performance Condition will be deemed to have been achieved at the greater of (i) the actual achievement of the Performance Condition for the period beginning on the first day of the performance period and ending on the date immediately prior to the change in control and (ii) 100%.

The PSO award agreements provide for post-employment restrictions against competition, the solicitation of clients and employees of the Company and the use or disclosure of confidential information. The PSO awards granted to members of the Company’s Executive Committee (including the Company’s named executive officers) are also subject to the Company’s Clawback Policy, which provides that the Committee may recoup any incentive compensation (cash and equity) received by members of the Executive Committee and the Company’s Principal Accounting Officer, in the event of a restatement of financial or other performance-based measures (regardless of whether detrimental conduct has occurred) or in the event that detrimental conduct results in an increased level of performance goal achievement or otherwise causes material financial and/or reputational harm to the Company.

In addition, members of the Company’s Executive Committee (including the named executive officers) are subject to the Company’s stock ownership guidelines (including the minimum ownership requirements and share retention requirements under such stock ownership guidelines). On January 25, 2022, the Committee approved revisions to the minimum ownership requirements of the Company’s stock ownership guidelines to increase the guideline applicable to Messrs. Fernandez and Pettit to twelve times the applicable annual base salary and the guidelines applicable to Messrs. Crum, Gutowski and Wiechmann to eight times the applicable annual base salary. In addition, the Committee approved revisions to the share retention requirements of the stock ownership guidelines to provide that until the executive ceases to serve on the Executive Committee, such executive will be required to retain a number of Shares equivalent to, in the aggregate, 25% of the “net shares” (i.e., after satisfying any exercise price, transaction costs and tax withholding obligations) resulting from the vesting, settlement or exercise, as applicable, of all stock options, RSU, PSUs and other equity incentive awards granted to such executive after January 1, 2022 (or, if later, the date such executive becomes a member of the Executive Committee), which includes the PSOs, PSUs and RSUs to be granted to the Company’s named executive officers on February 3, 2022.

The foregoing description of the PSOs is qualified in its entirety by reference to the full text of the form of PSO award agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

2022 Named Executive Officer Compensation

On January 25, 2022, as part of its annual review of its executive compensation program, and in recognition of individual performance achievements and potential future contributions, peer group analyses, overall responsibilities and functional experience, and in an effort to retain and motivate executive leadership in the short- and long-term, the Committee approved the following increases in compensation for the Company’s named executive officers, which will each have effect from January 1, 2022:

•	for Mr. Fernandez, an increase in his annual target long-term incentive compensation from $7,500,000 to $10,000,000;
•	for Mr. Pettit, an increase in his annual target long-term incentive compensation from $4,000,000 to $5,500,000;
•	for Mr. Crum, an increase in his annual target long-term incentive compensation from $1,200,000 to $1,650,000;
•	for Mr. Gutowski, (i) an increase in his annual base salary from $450,000 to $500,000 and (ii) an increase in his annual target long-term incentive compensation from $900,000 to $1,200,000; and
•

for Mr. Wiechmann, (i) an increase in his annual base salary from $500,000 to $550,000, (ii) an increase in his annual target cash bonus opportunity from $600,000 to $750,000 and (iii) an increase in his annual target long-term incentive compensation from $900,000 to $1,300,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: January 28, 2022	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer